EXHIBIT 10.1

                           ESCROW AGREEMENT
                                  FOR
                        THE MAJOR STOCKHOLDERS
                                  OF
                      NETWORK LONG DISTANCE, INC.

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

     BE IT KNOWN that effective this 7 day of March, 1994, before me, the undersigned Notary Public, personally came and appeared:

          MICHAEL M. ROSS, of the full age of majority and domiciled in the Parish of East Baton Rouge, Louisiana, whose permanent mailing address is declared to be Post
          Office Box 66351, Baton Rouge, Louisiana 70896
          ("Ross");

          MARC I. BECKER, of the full age of majority and domiciled in the Parish of East Baton Rouge, Louisiana, whose permanent mailing address is declared to be Post
          Office Box 66351, Baton Rouge, Louisiana 70896
          ("Becker");

          NETWORK LONG DISTANCE, INC., a foreign corporation organized and existing under the laws of the State of Delaware, authorized to do and doing business in the State of Louisiana and appearing herein through its duly authorized undersigned agent and representative ("Company");

          R. GRAY SEXTON, of the full age of majority and domiciled in the Parish of East Baton Rouge, Louisiana, whose permanent mailing address is declared to be Post
          Office Box 80359, Baton Rouge, Louisiana 70898-0359
          ("Escrow Agent");

who, after being duly sworn, deposed and stated that they have this day entered into the following agreement and contract, to-wit:

                               WITNESSETH:

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     WHEREAS, by virtue of a Private Placement Memorandum of September 1,
1993, the Company offered 60,000 shares of Series B Convertible Preferred Stock at the price of $5.00 per share for a total offering of 60,000 shares offered in reliance upon the availability of an exemption from the registration provisions of the Securities Act of 1933, as amended, and by virtue of which the Company intends to comply with the provisions of
Section 4(2) of the aforementioned Act and Rule 506 of Regulation D adopted under said Act; and

     WHEREAS, as part of the aforementioned Private Placement memorandum, the Company has provided prospective purchasers with a July 2, 1993 Letter of Intent issued by Barron Chase Securities, Inc., ("Barron Chase") and by virtue of which Barron Chase has agreed pursuant to the terms and conditions more particularly set forth in the aforementioned Letter of Intent of July 2, 1993 to prepare and to propose a Secondary Offering of the aforementioned Company securities; and

     WHEREAS, among other terms and conditions of the aforementioned Letter of Intent of July 2, 1993 is the representation that the Company will take all necessary and required corporate actions to promptly prepare and file under the aforementioned Act a Registration Statement on Form S(1) or Form SB-2, if available, with respect to the securities being offered as more particularly set forth hereinabove; and

     WHEREAS, by virtue of the aforementioned Letter of Intent, in general, and the provisions set forth at Article 29 thereof, in

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particular, the Company, through its management, (Becker and Ross) have agreed to transfer, place and deposit 626,691 shares of the Company's common stock owned by Becker and Ross into an Escrow Account with an independent Escrow Agent, to be released pursuant to the terms and conditions of the aforementioned Article 29, in particular; and

     WHEREAS, it is therefore the desire and the intention of the appearers by these presents to memorialize the creation, establishment and execution of the aforementioned Escrow Agreement, by virtue of which there will be transferred to the Escrow Account the aforementioned shares of the Company's common stock pursuant to the terms and conditions more particularly set forth hereinafter.

       NOW THEREFORE IT IS CONTRACTED, COVENANTED AND AGREED THAT:

                   1.  Designation of the Escrow Agent

     1.1 The Company, Ross, and Becker do by these presents hereby nominate, designate and appoint R. Gray Sexton as the Escrow Agent and do otherwise designate, nominate and appoint him as their attorney-in-fact with all power and authority necessary to fully comport with all of the terms and conditions of this Agreement.

     1.2 R. Gray Sexton does by these presents hereby accept the nomination, designation and appointment as Escrow Agent and contracts, covenants and agrees to discharge all of the duties and obligations incumbent upon him by virtue of this appointment.

                  2.  Designation of the Escrow Shares

     2.1 The appearers do by these presents hereby designate as the Escrow Shares 626,691 shares of the Company's common stock evidenced by the following Stock Certificates:

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                                                         NAME OF HOLDER
                              NUMBER OF SHARES           AND OWNER OF
   STOCK CERTIFICATE NO.   EVIDENCE BY CERTIFICATE     STOCK CERTIFICATE

            309                   104,448                Marc I. Becker
            310                   104,448                Marc I. Becker
            311                   104,448                Marc I. Becker
            314                   104,448               Michael M. Ross
            315                   104,448               Michael M. Ross
            316                   104,448               Michael M. Ross

     2.2 The Company, Ross and Becker do further by these presents declare, acknowledge and certify that each of the aforementioned stockholders and shareholders is, in fact, the owner of each of the aforementioned Stock Certificates, each representing the applicable number of shares of the Company's common stock, that none of the aforementioned Stock Certificates or corresponding shares have been loaned, pledged, alienated, mortgaged or otherwise encumbered and that each of the aforementioned designated stockholders is, indeed, the full and complete owner of each of the aforementioned Stock Certificates and the corresponding shares and that each has the power and authority to enter into this Escrow Agreement without limitation or impediment.

                                  3.
                     Transfer to the Escrow Agent

     3.1 Becker does by these presents hereby transfer and deliver to the Escrow Agent Stock Certificates 309, 310 and 311 to be held by the Escrow Agent pursuant to, but only pursuant to, the terms and conditions of this Agreement.

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     3.2 Ross does by these presents hereby transfer and deliver to the
Escrow Agent Stock Certificates 314, 315 and 316 to be held by the Escrow Agent pursuant to, but only pursuant to, the terms and conditions of this Agreement.

     3.3 The Escrow Agent does by these presents acknowledge that he has this day received the aforementioned Stock Certificates and that the aforementioned Stock Certificates will be held by the Escrow Agent pursuant to the terms and conditions of this Agreement.

                                 4. Term

     4.1 This Escrow Agreement will terminate at midnight on the 105th day after the end of the 2000 fiscal year-end (January 27, 2000) and, at that time, all of the escrowed shares that have not otherwise been released pursuant to the provisions of Article 5, below, and that are otherwise still held in the Escrow Account will be transferred and delivered by the Escrow Agent to the Treasurer of the Company to be canceled on the books of the corporation and to return to the Company's treasury as capital contribution.

                               5. Release

     5.1 All of the Escrow Shares shall remain in the Escrow Account until either (1) released pursuant to the terms and conditions of this Article or
(2) transferred and delivered to the Company by the Escrow Agent pursuant to Article 4, above.

     5.2 The Escrow Agent shall, but only on written request of Ross and Becker, immediately release and return to the shareholder of record the Escrow Shares if the Company's net income (following

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an audit by the Company's Independent Public Accountants, the "minimum net income") amounts to at least the amount set forth below on a fully-diluted per share basis, to-wit:

FISCAL                MINIMUM NET INCOME PER     AMOUNT OF SHARES TO BE
YEAR END               SHARE (FULLY-DILUTED)        RELEASED FROM ESCROW

March 31, 1995           $ .375 per share             208,896 shares
March 31, 1996           $ .60  per share             208,896 shares
March 31, 1997           $1.00  per share             208,896 shares

     5.2.1 In order to achieve the release to which reference is made in
5.2 above, the Escrow Agent is by these presents hereby authorized, empowered and directed to transfer and deliver free and clear of any and all encumbrances otherwise created by this Escrow Agreement each of the aforementioned Escrowed Shares to the stockholder of record within fifteen
(15) days following his receipt of the aforementioned audit and provided, however, that the aforementioned audit reflects the Company's minimum net income at the per share (fully-diluted) amounts more particularly set forth hereinabove in 5.2.

     5.2.2 In the event the Company fails to achieve the minimum net income for either (or both) of the first two fiscal years as set forth in 5.2, above (and except as otherwise extended by Article 7, below), the Escrow Shares shall nevertheless remain in the Escrow Account and Becker and Ross together with the Company shall have until the end of the following fiscal year in order to achieve the minimum net income per share (fully-diluted) of one dollar per share and the Escrow Agent shall not transfer or deliver to the Treasurer of the Company for cancellation the Escrowed

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Shares until such time as the Company has failed to achieve a minimum net income per share of one dollar during the last fiscal year-end as established in 5.2, above (or as otherwise extended by Article 7, below).

     5.2.2.1 In the event the Company fails to achieve the minimum net income for either of the first two fiscal years as set forth in 5.2, above (and except as otherwise extended by Article 7, below), but in fact does achieve the minimum net income in a subsequent fiscal year, then, and in such event, the Escrow Agent shall not only release to Becker and Ross the Escrow Shares for the fiscal year in which the minimum net income was earned but shall also release to Becker and Ross the Escrow Shares for the preceding year(s) in which such minimum net income was not earned.

     5.2.3 If in any of the aforementioned years, (fiscal years ending March 31, 1995, March 31, 1996 and March 31, 1997) or as otherwise extended by Article 7, below, the Company should achieve a minimum net income per share that either equals or exceeds the minimum net income per share level for any subsequent fiscal year-end, then, and in such event, the Escrow Agent shall, as otherwise provided for in 5.2.1, above, release to Becker and Ross not only the Escrow Shares for the current year but shall also release to Becker and Ross the Escrow Shares for the subsequent fiscal year(s). Lest there be any doubt, and for purposes of illustration only, in the event that the Company should achieve the minimum net income per share of one dollar during fiscal year ending March 31, 1995, then, and in such event, the Escrow Agent shall release all

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(626,688) of the Escrow Shares to Becker and Ross as is otherwise provided for in 5.2.1, above.

                         6.  Minimum Net Income

     6.1 For all purposes cognizable under this Escrow Agreement, the term "minimum net income" shall mean and shall be defined as being the consolidated net income but without giving affect to charges to income, if any arising from the release of the Escrow Shares in the manner more particularly set forth in the Article 5.2, hereinabove, and as reasonably determined under generally accepted accounting principles. The "minimum net income" per share (fully-diluted) shall be calculated without giving affect to 200,000 shares of common capital stock in the Corporation.

     6.2 Furthermore, and not withstanding anything to the contrary otherwise contained in 6.1, above, in the event that additional common stock is issued by the Company (a) through sale, the minimum net income shall increase, proportionately, so that the minimum net income per share (fully-diluted) shall remain unchanged, and (b) in the event the Company should issue additional common stock by virtue of a stock split, (including the aforementioned 200,000 shares) stock dividend or otherwise, then and in such event there shall likewise be a PRO RATA adjustment as reasonable determined by the Company's independent certified public accounts in order that the appropriate minimum net income per share (fully-diluted) is achieved.

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                         7.  Additional Offering

     In the event, after completion of this proposed secondary offering, the Company completes another offering pursuant to which the Company obtains at least $5,000,000 in equity financing at a minimum price of $10.00 per share of common stock, the fiscal year ending periods referred to in Article 5.2, above, shall be adjusted by extending each such fiscal year-end period for one additional year, so that, for example, March 31, 1997 shall become March 31, 1998.

                      8.  Acquisitions and Mergers

     In the event the Company is acquired or merged into another entity prior to March 31, 1997, or prior to such later date as the fiscal year ending periods referred to in Article 5.2, above, have been adjusted by virtue of the provisions of Article 7, hereinabove, at a price equivalent to at least $10.00 per share, all of the escrowed shares shall be released from escrow. Alternatively, in the event the Company is acquired or merged into another entity prior to March 31, 1997, or prior to such later date as the fiscal year ending periods referred to in Article 5.2, above, have been adjusted by virtue of the provisions of Article 7, hereinabove, at a price equivalent of less than $10.00 per share, all of the escrowed shares still remaining in escrow at the time of any such acquisition or merger shall be forfeited and all such shares shall be placed in the Company's treasury for cancellation thereof as a contribution of capital.

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                            9.  Voting Rights

     At all times throughout the terms of this Escrow Agreement the owners of the Escrow Shares as more particularly set forth in Article 2.1, above, shall have full and unrestricted voting rights with respect to all such shares and certificates of stock, as if this Escrow Agreement had never been confected.

                   10.  Assignment and Transferability

     Throughout the term of this Escrow Agreement, the Escrow Shares shall neither be assignable nor transferable, except as otherwise more particularly set forth in Article 5 and 8, above, and the Escrow Agent shall hold and maintain said Escrow Shares in escrow pursuant to the terms and conditions of this Agreement.

                             11.  Dividends

     Dividends, if any, paid on the Escrowed Shares shall be paid to the Escrow Agent by check of company made payable to the Escrow Agent with a notation of this Agreement thereon, and any such dividends shall be held pursuant to the terms of this Agreement. The Escrow Agent shall place any such dividends in an interest bearing account. The dividends and interest earned thereon will be disbursed in proportion to the number of Escrowed Shares released from the escrow at the time the shares are released pursuant to paragraph 5, above, and to the extent so released shall disburse such amounts to Company.

                     12.  Stock Dividends or Splits

     Stock dividends on, and shares resulting from stock splits of, the Escrowed Shares shall be delivered to Escrow Agent and shall be

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held pursuant to this Agreement as if they were original shares of the
Escrowed Shares deposited hereunder.

                      13.  Reliance by Escrow Agent

     The Escrow Agent may conclusively rely on, and shall be protected, when he acts in good faith, upon any statement, certificate, notice, request, consent order or the document which he believes to be genuine and signed by the proper party. The Escrow agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document and their sole responsibility shall be only to be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement once it is indemnified to its satisfaction. The Escrow Agent may consult counsel with respect to any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of counsel. In performing any of their duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses except for willful default or gross negligence, and they shall accordingly not incur any such liability with respect to any action taken or omitted in good faith upon advice of their counsel or counsel for Company given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, or any action taken or omitted in reliance upon any instrument, including written advice provided for herein, not only as to execution and validity of the effectiveness of its provisions but also as to the

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truth and accuracy of any information contained therein, which the Escrow
Agents shall in good faith believe to be genuine, to be signed or presented by a proper person or persons, and to conform with the provisions of the Agreement. All Escrowed Shares and funds held pursuant to this Agreement shall constitute trust property the Escrow Agent shall not be liable for any interest on the Escrowed Shares.

     THIS DONE AND SIGNED in Baton Rouge, Louisiana effective on the date first above given after a reading of the whole in the presence of the hereinafter subscribing witnesses and me, Notary Public.

WITNESSES:


/s/                              /s/ Michael M. Ross
----------------------------    -------------------------------
                                MICHAEL M. ROSS


/s/                              /s/ Marc I. Becker
----------------------------    -------------------------------
                                MARC I. BECKER


                                NETWORK LONG DISTANCE, INC.

/s/                             By: /s/ Marc I. Becker
----------------------------    -------------------------------


/s/                             By: /s/ R. Gray Sexton
----------------------------    -------------------------------
                                R. GRAY SEXTON (Escrow Agent)

                   /s/
                  -------------------------------------
                              NOTARY PUBLIC

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